This Statement on Form 4 is filed by Abrams Capital LLC, Abrams Capital Partners
II, L.P., and David C. Abrams. The principal business address of each of the
Reporting Persons is 222 Berkeley Street, 22nd Floor, Boston, MA 02116.

        Name of Designated Filer: Abrams Capital, LLC

        Date of Event Requiring Statement: August 24, 2005

        Issuer Name and Ticker or Trading Symbol: Juno Lighting Inc. (JUNO)
                                        ABRAMS CAPITAL, LLC

                                        /s/ David C. Abrams
                                        ---------------------------

                                        By: David C. Abrams

                                        Its: Managing Member
                                        ABRAMS CAPITAL PARTNERS II, L.P.

                                        By: ABRAMS CAPITAL, LLC,

                                        its General Partner
                                        /s/ David C. Abrams
                                        ---------------------------

                                        By: David C. Abrams
                                        Its: Managing Member

                                        /s/ David C. Abrams